UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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BANCORP OF NEW JERSEY, INC.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey 07024

April 14, 2016

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Bancorp of New Jersey, Inc., or the “Company,” to be held on Thursday, May 19, 2016 at 3:00 PM at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of five directors to the Company’s board of directors, each to serve until the 2019 annual meeting of shareholders and until his successor is elected and qualified, a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers; the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and any other matters that may properly come before the meeting.

The board of directors of the Company urges you to vote FOR each of the board’s director nominees, FOR the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of BDO USA, LLP.

On behalf of the board of directors, we urge you to submit your proxy, by mail, telephone or internet as soon as possible, even if you plan to attend the annual meeting.  This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend.

Your vote is important and your cooperation is appreciated.

Very truly yours,

GERALD A. CALABRESE, JR.	NANCY E. GRAVES
Chairman of the Board	President and Chief Executive Officer

BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey 07024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2016

Notice is hereby given that the Annual Meeting of Shareholders of Bancorp of New Jersey, Inc., or the “Company,” will be held at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey on Thursday, May 19, 2016, at 3:00 PM, for the purpose of considering and voting upon the following matters:

•                                          Election of five directors to the Company’s board of directors, each to serve until the 2019 annual meeting of shareholders and until his successor is elected and qualified;

•                                          A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers;

•                                          Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•                                          Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 24, 2016 are entitled to notice of and to vote at the annual meeting.  Whether or not you contemplate attending the annual meeting, the board of directors of the Company recommends that you submit your proxy by mail, telephone or internet.  You may revoke your proxy at any time prior to its use by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares in person at the annual meeting.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 19, 2016:

Our proxy statement, annual report to shareholders, proxy card, and directions to attend the annual meeting are available on www.bonj.net.  If you would like to receive proxy materials related to this or any future shareholders meetings, or any of the Company’s filings with the Securities and Exchange Commission or press releases, please email your request to shareholder@bonj.net or call us at (201) 944-8600.

BY ORDER OF THE BOARD OF DIRECTORS

STEPHANIE A. CAGGIANO
Secretary

April 14, 2016

BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey 07024

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016

This proxy statement is being furnished to shareholders of Bancorp of New Jersey, Inc., referred to as “we,” “us” or “the Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey, at 3:00 PM on Thursday, May 19, 2016, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•                                          Election of five directors to the Company’s board of directors each to serve until the 2019 annual meeting of shareholders and until his successor is elected and qualified;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•                                          Such other matters as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 14, 2016.

ii

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information.  Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  The U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in the documents that are incorporated by reference, could affect the future financial results of Bancorp of New Jersey, Inc. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document.  These factors include, but are not limited, to the following:

•                                          Economic conditions affecting the financial industry;

•                                          Changes in interest rates and shape of the yield curve;

•                                          Credit risk associated with our lending activities;

•                                          Risks relating to our market area, significant real estate collateral and the real estate market;

•                                          Legislative and regulatory changes and our ability to comply with the significant laws and regulations impacting the banking and financial services industry;

•                                          Operating, legal and regulatory compliance risk;

•                                          Regulatory capital requirements and our ability to raise and maintain capital;

•                                          Our ability to prevent, detect and respond to any cyberattacks in order to protect our information assets and supporting infrastructure including information of our customers;

•                                          Our ability to attract and retain well-qualified management;

•                                          Fiscal and monetary policy;

•                                          Economic, political and competitive forces affecting our business risks associated with potential business combinations; and

•                                          That management’s analysis of these risks and factors could be incorrect, and/or that the strategies developed to address them could be unsuccessful.

Bancorp of New Jersey, Inc., referred to as “we” or the “Company,” cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements.  These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

iii

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation.  In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Bank of New Jersey, or the “Bank,” who will not be compensated for such solicitation activities.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of five directors to the Company’s board of directors, each to serve until the 2019 annual meeting of shareholders and until his successor is elected and qualified, a proposal to approve, on an advisory basis, the compensation of our named executive officers, ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and such other matters as may properly come before the annual meeting.  We are not aware of any such other matters that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you are a holder of our common stock on the record date.  The record date is the close of business on March 24, 2016.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other matter as may properly come before the annual meeting.  As of March 24, 2016, there were 6,240,241 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•                                          By Mail.  If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•                                          In Person.  If you choose to vote in person, come to the annual meeting and cast your vote.  If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

•                                          Telephonic voting.  If you choose to vote by telephone, call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call, and use the company number and account number shown on your proxy card.

•                                          Internet Voting.  If you choose internet voting, visit www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the company number and account number shown on your proxy card. You may submit your proxy by telephone or via internet until 11:59PM EDT the day before the meeting.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of each of the board’s director nominees named in this proxy statement, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the appointment of independent registered public accounting firms, but do not have discretion to vote on non-routine matters.  Among others, uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance are considered non-routine.  If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf.  If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval.  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters which are determined based on votes cast.  Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes.  Any shareholder giving a proxy has the right to attend the annual meeting and vote in person.  A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attn.: Secretary, and received prior to the annual meeting.  In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company or the judge of election at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares of common stock are represented in person or by proxy at the annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided that a quorum is present.  A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Votes that are withheld from a director nominee will have no effect on the count of votes received or the results of the plurality vote.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

The affirmative vote of the holders of a majority of the votes cast, provided that a quorum is present, is required to approve, on an advisory basis, the compensation of our named executive officers.  Abstentions and broker non-votes on the ratification proposal are not considered votes cast and, as such, will have no effect on the outcome of the proposal.

How many votes are required for the ratification of the appointment of BDO USA, LLP?

The affirmative vote of the holders of a majority of the votes cast, provided that a quorum is present, is required to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  Abstentions and broker non-votes on the ratification proposal are not considered votes cast and, as such, will have no effect on the outcome of the proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if a majority of the votes cast are voted in favor of the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our certificate of incorporation or our bylaws.  Abstentions and broker non-votes on such other proposals are not considered votes cast on the proposals and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast.  We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that the number of directors constituting the entire board will be between five (5) and twenty-five (25), with the exact number to be determined from time to time by the board of directors.  The number of directors constituting our entire board is currently fixed at fifteen (15).

Our certificate of incorporation and bylaws also provide that the directors will be divided into three classes, as nearly equal in number as possible, in respect to the time for which they severally hold office.  At each annual meeting of shareholders, only one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years.

It is intended that the proxies solicited by the board of directors will be voted FOR the five director nominees named below (unless the shareholder otherwise directs).  If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors.  The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

2016 Director Nominees

The board has nominated incumbent directors John K. Daily, Anthony M. LoConte, Carmelo Luppino, Jr., and Rosario Luppino and newly appointed director Nancy E. Graves for election to the board of directors at the 2016 annual meeting of shareholders, each to serve until the 2019 annual meeting of shareholders and until his successor is elected and qualified.

The names of the director nominees and certain information about them are set forth below:

John K. Daily, 57, has over 30 years of experience in the insurance industry, he is President and Chief Operating Officer of C. A. Shea & Company, a commercial surety bonding firm.  He is also President and Organizer of First Founders Assurance Company, a New Jersey licensed insurance company.  He is licensed with the New Jersey and New York State Departments of Insurance and is experienced in dealing with auditors and regulators.  John has served as past president of the Demarest Republican Club and has served that borough as a past member of the Planning Board and Environmental Committee.  As a longtime resident of Bergen County, John participated in several civic and community organizations and activities in our local area.  He is an organizer of the Bank and has been a director of the Bank and the Company since 2006.  He has also been a member of the ALCO/Investment Committee, Audit Committee and Executive Committee.  His experience as a businessman, an underwriter, and an executive of regulated businesses led to the conclusion he should serve as a member of the Board of Directors.

Nancy E. Graves, 63, is a career financial services executive and was appointed as a director and the President and Chief Executive Officer of the Company and the Bank on April 5, 2016.  Prior to joining us, Ms. Graves was the President, CEO and Director of Pascack Community Bank and Pascack Bancorp, Inc., from May 2013 to January 2016.  During her tenure at Pascack Community Bank, its performance improved year-over-year resulting in a successful merger into Lakeland Bank in January 2016.  Ms. Graves was appointed by the Governor Christie Administration to lead the Office of Depositories, Division of Banking in the New Jersey Department of Banking and Insurance, and served in that capacity from 2010 to May 2013. In that position, she was responsible for: the supervision and regulation of more than eighty New Jersey state-chartered community banks, trust and holding companies representing approximately $60 billion in assets, applications (mergers, acquisitions, charter and stock conversions), surveillance (financial performance and monitoring), and approximately $17 billion in the Government funds program.  Ms. Graves served on the New Jersey Economic Development Authority Board, Loan and Audit Committees,

New Jersey Banking Advisory Board: Chair and NJ Office of Homeland Security, Financial Sector Working Group. For more than twenty years Ms. Graves held executive banking and financial services positions including financial consultant, Chief Operating Officer & Executive Vice President for a $2.5 billion New Jersey savings bank and Senior Vice President of a $2 billion St. Louis commercial bank.  Her leadership included operating and revenue responsibilities.  Ms. Graves was elected to the State Board of Directors of Junior Achievement of New Jersey in 2013, a non-profit that reached more than 50,000 students last year. She was recognized by the Boys & Girls Clubs of Hackensack/Lodi as the 2014 Woman of the Year for her community leadership and executive achievements.  Ms. Graves was identified and recommended as a CEO and director candidate by one of our non-management directors.  Her extensive experience in banking, including as a chief executive officer, as a regulator, and with strategic transactions, led to the conclusion that she should serve as a member of the Board of Directors.

Anthony M. LoConte, 58, is President and Chief Executive Officer of Anthony L &S, LLC and has been in the business of shoe importing and distribution for over 20 years.  Mr. LoConte also owns and operates his own real estate portfolio, including within the local Bergen County community.  He was an organizer of the bank and has been a director of the Bank and the Company since 2006.  He has served on the Company’s Compensation Committee since its inception.  Mr. LoConte is a resident of Bergen County and his extensive experience as a real estate investor within the market, his knowledge of the local real estate environment, and his business acumen led to the conclusion he should serve as a member of the Board of Directors.

Carmelo Luppino, Jr., 59, has been a real estate developer and general contractor in New Jersey for over 30 years.  He has been the Managing Member of Luppino Homes, LLC since 1989.  He was appointed to the Board of Directors of the Bank and the Holding Company in 2009.  He is an original shareholder of the Bank and the Company.  He has also serves the Fort Lee community as a President of their Board of Education.  Mr. Luppino’s business background, knowledge of the local real estate market, and service to the Fort Lee community led to the conclusion he should serve as a member of the Board of Directors.

Rosario Luppino, 82, has been a General Contractor and Real Estate Developer in New Jersey for over 50 years.  He is noted for his development of high rise residential developments in Fort Lee and Hackensack, New Jersey.  He is involved in numerous charitable organizations.  He is a member of the Englewood Cliffs, NJ UNITI Club and the Greater Fort Lee Chamber of Commerce, where he is a past Man of the Year recipient.  He has been a director and organizer of the Bank and the Company since 2006.  The combination of Mr. Luppino’s experience as a businessman, his commitment to the local community, and his extensive knowledge of the local real estate market, led to the conclusion he should serve as a member of the Board of Directors.  Director Rosario Luppino is the uncle of Director Carmelo Luppino, Jr.

Continuing Directors

The names of our directors, whose current terms will continue after the 2016 annual meeting of shareholders, and certain information about them, are set forth below:

Term Expiring in 2017

Joel P. Paritz, 72, is a Certified Public Accountant with over 35 years’ experience in all facets of accounting, including external and internal audit of Banks and other financial institutions.  He is President and Head of the Tax and Banking Departments at Paritz & Company, P.A., located in Hackensack, New Jersey.  He is a member of the New Jersey and New York State Society of Certified Public Accountants and of the American Institute of Certified Public Accountants, Securities and Exchange Commission Practice Section.  He qualifies as an “audit committee financial expert” under the rules and regulations of the SEC, and therefore, has served on the Audit Committee since inception.  He has been an organizer and director of the Bank and the Company since 2006.  Mr. Paritz’s education and business experience, as well as his status as an “audit committee financial expert,” led to the conclusion he should serve as a member of the Board of Directors.

Christopher M. Shaari, MD, 48, is an organizer and director of the Bank and the Company since 2006.  He is a practicing physician in the field of Otolaryngology, head and neck surgery.  With his office in Hackensack, New Jersey, he is actively affiliated with Hackensack University Medical Center.  Dr. Shaari’s experience and commitment to serve the local community led to the conclusion he should serve as a member of the Board of Directors.

Anthony Siniscalchi, 57, is a partner and co-founder of A.Uzzo & Co., CPA’s P.C.  He is licensed as a Certified Public Accountant in the states of New York and New Jersey and is a member of the American Institute of Certified Public Accountants and the New York and New Jersey State Society of Certified Public Accountants.  He specializes in the manufacturing, distribution, real estate, and financial services industries.  Mr. Siniscalchi qualifies as an “audit committee financial expert” under the rules and regulations of the SEC, and therefore, qualifies to serve as our Chairman of the Audit Committee.  Mr. Siniscalchi has been an organizer and director of the Bank and the Company since 2006 and has served as Audit Committee Chairman since that time.  Mr. Siniscalchi’s education and business experience, as well as his status as an “audit committee financial expert,” led to the conclusion he should serve as a member of the Board of Directors.

Mark Sokolich, 52, is an attorney and Managing Partner of Mark Sokolich, Esq., a Fort Lee, New Jersey law firm.  Mr. Sokolich has represented various banking clients in commercial and residential real estate closing, work-out negotiations, and general research relating to banking law.  He is an organizer and director of the Bank and the Company since 2006.  A life-long Fort Lee resident, he has been Mayor of the Borough of Fort Lee since 2008 and is a former councilman.  He is a member of the Fort Lee Chamber of Commerce and the Fort Lee Rotary Club, as well as a member of the Bergen County and New Jersey Bar Associations.  He is a founder of the Fort Lee Flag Football Association and a director of the Fort Lee Little League.  His legal expertise, knowledge of real estate law and the local real estate market, as well as his commitment to serve the local community led to the conclusion he should serve as a member of the Board of Directors.

Diane M. Spinner, 62, previously served as Executive Vice President and Chief Administrative Officer of the Bank and the Company, as well as Corporate Secretary of the Company from 2006 to 2015.  Ms. Spinner was involved in various aspects of the organizational activities related to the Bank between 2005 and 2006.  She is an organizer and director of the Bank and the Company since 2006.  Ms. Spinner has over 30 years’ experience in commercial banking, including as President and Chief Executive Officer of Rock Community Bank, Glen Rock, New Jersey.  While serving in various executive banking positions, she has managed various areas of banking activities, including asset/liability management, lending, retail operations, and administration.  Her business and banking acumen, her knowledge of the Bergen County community, and her experience led to the conclusion she should serve as a member of the Board of Directors.

Term Expiring In 2018

Michael Bello, 52, has been an insurance agent for over 25 years and is President of the Michael Bello Insurance Agency in Cliffside Park, New Jersey.  A lifelong Bergen County resident, he has several real estate investments in Bergen County as well as being an organizer and director of the Bank and the Company since 2006.  He has previously served as a member of the Compensation Committee.  Mr. Bello is a member of the Professional Insurance Agents of New Jersey and a member of several civic and business organizations in the local area.  His business experience, knowledge of the local economy and real estate market, and his service to the local communities led to the independent directors’ conclusion that he should serve as a member of the Board of Directors.

Jay Blau, 70, is a private investor with a background in institutional sales of securities.  In 1977, he founded Dynamic Designs, which became a world supplier of injection molded plastic, fiberglass and polyurethane foam flower pots to major retailers.  Dynamic Designs was sold to Winpoint Capital, a Chicago private equity firm in November, 2002.  Today, he serves as President and CEO of Imperial Sales & Sourcing Inc., a consultant to the retail home and garden distribution industry.  He was an organizer of the Bank and the Company since 2006.  He currently serves as Chair of the Bank’s Loan Committee.  Mr. Blau’s business background and experience led to the independent directors’ conclusion that he should serve as a member of the Board of Directors.

Albert L. Buzzetti, 46, is an attorney in the states of New York and New Jersey and Managing Partner of A. Buzzetti and Associates, LLC, an Englewood Cliffs, New Jersey law firm.  Mr. Buzzetti represents numerous real estate investors and has represented various banking clients in commercial real estate closings and work out negotiations.  He is an organizer and director of the Bank and the Company and has been a member of the Bank’s Loan Committee since inception as well as the Bank’s Executive Committee since 2008.  He has been Vice Chairman of the Board since April 2014.  Mr. Buzzetti’s contacts in the business community, business acumen, and knowledge of real estate law and the local real estate market led to the independent directors’ conclusion that he should serve as a member of the Board of Directors.

Gerald A. Calabrese, Jr., 66, is President of Century 21, Calabrese Realty and has been a director of the Bank and the Company since 2007.  Mr. Calabrese has been Chairman of the Board since January, 2014, and served as interim president and chief executive officer from March 18, 2016 to April 5, 2016.  Prior to joining the boards of directors of Bancorp of New Jersey, Inc. and Bank of New Jersey, Mr. Calabrese served as a director of Interchange Financial Services Corporation between 2003 and 2007, and as a director of Bridge View Bancorp from 1989 until its sale to Interchange Financial in 2003.  He has served as an Executive Committee member and as a Loan Committee member for Bank of New Jersey since his appointment.  Mr. Calabrese is a member of various local and civic organizations with the Bergen County community.  Mr. Calabrese’s experience as a businessman, his knowledge of the New Jersey real estate market, his commitment to the local community, and his past experience as a director of two financial institutions led to the independent directors’ conclusion that he should serve as a member of the Board of Directors.

Stephen Crevani, 74, is an organizer and director of the Bank and Company since 2006.  Mr. Crevani has been in the reinforced concrete business for over 35 years.  He is the founder, and is currently the President, of Aniero Concrete, Hackensack, New Jersey, since 1970.  He is also President of World Towers Building Association and owns and operates a training center for standard-bred horses.  He is a member of the New York and New Jersey Trotting Associations and has received awards from the American Concrete Institute and the New Jersey Concrete Institute.  The independent directors concluded that Mr. Crevani should serve as a member of the Board of Directors based upon his business experience and his knowledge of the local community, including its real estate market.

No director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” or subject to the requirements of Section 15(d) of such act, or any company registered as an investment company under the Investment Company Act of 1940.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIES.

PROPOSAL TO APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with certain requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly referred to as the “Dodd-Frank Act,” we are asking our shareholders to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders.  Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Our executive compensation program is designed to attract and retain executive officers through a compensation program which includes a competitive salary, the potential for bonus compensation and equity awards, and health and welfare benefits.  Our named executive officers receive various types of compensation that include a discretionary bonus award that is not tied to specific performance goals and discretionary share-based payment awards that are granted from time to time based upon the overall performance of the named executive officer in the estimation of our board of directors.

We have provided each of our named executive officers a competitive salary, change in control benefits, opportunity for equity awards, an automobile allowance and a benefits package typical of an organization like ours, which we offer to our employees generally, such as medical insurance, group term life insurance and a 401(k) plan.  We do review the base salaries of our named executive officers on an annual basis or as circumstances warrant, and do make adjustments when appropriate.  We generally consider bonus compensation after the end of a completed fiscal year and bonuses, when awarded, are entirely discretionary and approved by our compensation committee.  Shareholders are urged to read the “Executive Officers and Compensation—Executive Compensation” section of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, BY THE ADOPTION OF THE FOREGOING RESOLUTION.

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The audit committee of our board of directors appointed BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal years ending December 31, 2015 and 2014, and has appointed BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.  BDO USA, LLP has advised us that one or more of its representatives will be present at the 2016 annual meeting to make a statement if they so desire and to respond to appropriate questions.

The following table presents the aggregate fees, billed or expected to be billed, by BDO for the fiscal years ended December 31, 2015 and 2014.

Fee Category	2015	2014
Audit Fees(1)	$122,500	$117,500
Audit-Related Fees(2)	—	13,000
Tax Fees(3)	19,800	19,700
All Other Fees(4)	—	50,000
Total Fees	$142,300	$200,200

(1) Audit Fees consist of the aggregate fees including expenses billed for professional services rendered by BDO for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of the aggregate fees including expenses billed for assurance and related services by BDO that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3) Tax Fees consist of the aggregate fees billed for professional services rendered by BDO for tax compliance, tax advice, and tax planning.  During 2014, this category included additional services provided by BDO related to the establishment of a Real Estate Investment Trust as well as other tax planning services.

(4) All Other Fees consist of the aggregate fees including expenses billed for products and services provided by BDO, as applicable, other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by our audit committee prior to the completion of the audit.  The policy requires that all services to be performed by our independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee.  The chairperson of the audit committee is authorized to execute any engagement letter or agreement with the independent registered public accounting firm for and on behalf of the Company.  All services rendered by BDO were permissible under applicable laws and regulations, and the audit committee pre-approved all audit, audit-related and non-audit services performed by BDO during 2015 and 2014.  The audit committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining the independence of BDO and has determined that provision of such services has not adversely affected the firm’s independence.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our common stock is listed on the national securities exchange of NYSE MKT LLC.  Accordingly, we have determined the independence of the members of our board of directors and board committees by reference to the corporate governance listing standards of NYSE MKT.  Under these independence standards, a majority of our current directors Michael Bello, Jay Blau, Stephen Crevani, John K. Daily, Anthony M. LoConte, Carmelo Luppino, Joel P. Paritz, Christopher M. Shaari, and Anthony Siniscalchi, were determined to be independent.  In determining independence, the board considered certain amounts paid for legal, insurance agency and office space provided by certain directors or entities in which they have interests, and determined that such transactions and relationships would not interfere with the directors’ exercise of independent judgment in carrying out the responsibilities of a director.

Current members of our board of directors who were determined to be not independent were Diane M. Spinner, our former Executive Vice President and Chief Administrative Officer, Albert L. Buzzetti, Mark Sokolich, Gerald A. Calabrese, Jr. and Rosario Luppino.  Former director, president and chief executive officer, Michael Lesler, was also determined to be not independent.

All of the members of our audit committee were determined to be independent, based on the additional independence requirements that apply to members of the audit committee.  All of the members of our compensation committee were determined to be independent.  The independent members of our board of directors functioned as our nominating committee in 2015 and in connection with nominations for the 2016 annual meeting.

Board Meetings

During 2015, the board of directors held 12 meetings.  Additionally, there was one formal meeting of the independent directors.  All of our directors attended at least 75 percent of board meetings and meetings of committees of the board on which such directors served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders.  All of our directors attended the Company’s 2015 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

Since 2013, we have maintained a board leadership structure in which different individuals serve as principal executive officer and chairman of the board.  Our former principal executive officer, Michael Lesler, resigned his position effective March 18, 2016, and our Chairman of the Board, Gerald A. Calabrese, Jr. briefly served as interim Chief Executive Officer and President of the Company and the Bank.  On April 5, 2016, our board of directors appointed Nancy E. Graves President and Chief Executive Officer of the Company and the Bank, returning us to our historical structure of separating the roles of principal executive officer and chairman of the board.

The boards of directors of both the Company and the Bank are currently comprised of 15 directors, of whom nine are independent under NYSE MKT listing standards.  The independent directors meet as necessary to fulfill their responsibilities, and at least annually in executive session without the presence of non-independent directors and management.  Anthony Siniscalchi, one of our independent directors, has been selected to lead those meetings.

The Company board of directors has standing audit and compensation committees.  The board of directors of the Bank has also designated several standing committees, including an executive committee, loan committee, and asset/liability committee.  Each committee of the Company and the Bank oversees risk within its area of responsibility.  For example, the audit committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters, the loan committee oversees risks relating to our lending activities, and the asset/liability committee oversees risks relating to liquidity and interest rates.  Our board of directors and executive committee oversee all identified material risks and are responsible for risk management.  Our full board engages in discussions of risk management and receives any reports on risk from executive management, other company officers, and from board committees as appropriate.

The Board believes that our leadership structure is most appropriate given our board and risk profile, and our board’s role in monitoring execution of our strategic plan and the risk elements associated with such execution.  Given the independent roles that both the board and management have in monitoring risk, we believe that the current leadership structure provides effective oversight of the risk management function.

Compensation As It Relates to Risk Management

The compensation committee of our board of directors oversees compensation policy and the compensation packages of our executive officers.  Other than our equity incentive plans, and awards under those plans, we do not have any incentive based compensation.  Our compensation committee did review the compensation of our executive officers and none individually, or taken together, was reasonably likely to have a materially adverse effect on the Company and no compensation was determined to be excessive.  No other forms of compensation were considered to encourage undue or unwarranted risk.

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board.  During 2015, the board maintained standing audit and compensation committees.  The independent members of the board of directors functioned as the Company’s nominating committee in 2015 and in connection with nominations for the 2016 annual meeting.

Audit Committee

The audit committee of the board of directors consisted of Directors Siniscalchi (Chair), Bello, Daily, and Paritz during the fiscal year ended December 31, 2015.  Each member of the audit committee was independent under the requirements of NYSE MKT relating to audit committee members.  The board of directors has determined that each of Messrs. Siniscalchi and Paritz qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.”  The audit committee met 10 times in 2015.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website at www.bonj.net.  The primary duties and responsibilities of the audit committee include:

•                                          the relationship with the Company’s independent registered public accounting firm;

•                                          the review with management and the Company’s independent registered public accounting firm the annual and interim financial statements and other information included in the Company’s earnings releases and annual and quarterly reports filed with the Securities and Exchange Commission;

•                                          the oversight of risks and exposures associated with financial matters, particularly financial reporting, taxes, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters;

•                                          the establishment and maintenance of procedures for receiving, retaining and addressing complaints regarding the Company’s accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•                                          the review and oversight of all related party transactions for potential conflicts of interest situations on an ongoing basis; and

•                                          an annual performance self-evaluation of the committee.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report.  As part of its ongoing activities, the audit committee has:

•                                          reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2015, with management;

•                                          discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

•                                          received the written disclosures and letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 30, 2016.

Submitted by the Audit Committee:

Anthony Siniscalchi, Chair Michael Bello John K. Daily Joel P. Paritz March 28, 2016

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During 2015, the compensation committee of the board of directors consisted of Directors Crevani (Chair), Shaari, LoConte, Bello and Blau met four times.  Each member of the compensation committee was independent under NYSE MKT corporate governance listing standards applicable to members of compensation committees of smaller reporting companies.  The compensation committee met four times in 2015.  The compensation committee has not adopted a formal charter.  The primary duties of the compensation committee are:

•                                          adopting compensation policy;

•                                          reviewing and evaluating the compensation of the directors and executive officers, and recommending any modification in any such compensation;

•                                          requiring regular salary and benefit surveys comparing the Company with its competitors; and

•                                          approving all changes in the compensation package of executive officers.

Compensation Processes and Procedures

Our board of directors has authorized the compensation committee to set the compensation of our executive officers, although the compensation committee may also make recommendations to our board of directors for determination.  While the committee may seek input from the chief executive officer with respect to the compensation of other executive officers, the committee may not delegate the authority to set the compensation of executive officers.  Compensation of the chief executive officer is determined by the compensation committee and the chief executive officer may not be present during voting or deliberations.  The compensation committee may retain, but has not retained, a compensation consultant.

Nominations and Shareholder Communications

Nomination Process

The Bank commenced operations in May 2006 and adopted a holding company structure in July 2007.  A majority of the boards of directors of the Company and the Bank remain comprised of original organizers of the Bank.  For this reason, the board has not yet designated a nominating committee to consider new director nominees and has not considered diversity in identifying nominees for director.  Until the board does designate a nominating committee, the independent members of the board of directors will participate in the evaluation of director nominees.  Incumbent directors are evaluated based primarily on their performance and contributions to the board, while all candidates are evaluated based on their qualifications, skills, and experiences.

The board of directors will consider director candidates recommended by shareholders.  Any shareholder who wishes to recommend a director candidate for consideration may send notice to Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attention: Gerald A. Calabrese, Jr., Chairman of the Board.  The notice should contain the information described in the section titled, “Shareholder Proposals,” on page 26.  The board shall give director candidates recommended by shareholders the same consideration as director candidates recommended by other sources.

Minimum Qualifications

Our bylaws set forth certain minimum qualifications with respect to individuals who may serve on our board of directors.  Generally, a person is not qualified to serve as a director if he or she:

•                                          is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty, breach of trust or money laundering;

•                                          is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving an unsafe or unsound practice in conducting the affairs of an insured depository institution, dishonesty, breach of trust, or money laundering, which order is final and not subject to appeal;

•                                          has been found, in a final and un-appealable decision by any federal or state regulatory agency or by any court, to have breached a fiduciary duty involving personal profit, or committed a reckless or willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency;

•                                          is a member of a group (within the meaning of section 13(d)(3) of the Exchange Act) which includes a member who would be disqualified from serving as a director of the Company for one of the reasons set forth above; or

•                                          is a party (either directly or through an affiliate) to litigation or an administrative proceeding adverse to the corporation or any subsidiary of the corporation.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address:  Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attention: Gerald A. Calabrese, Jr., Chairman of the Board.  All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2016, certain information concerning the ownership of shares of the common stock by any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock, each director of the Company, each director nominee, each “named executive officer” identified below in the section captioned “Executive Compensation” on page 22, and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned+	Percentage of Ownership++

Michael Bello(1)	140,837	2.2%
Jay Blau(2)	45,643	*
Albert L. Buzzetti(3)	178,508	2.8%
Gerald A. Calabrese, Jr.(4)	118,345	1.9%
Stephen Crevani(5)	234,377	3.7%
John K. Daily(6)	168,947	2.7%
Nancy E. Graves	—	*
Michael Lesler(7)	46,911	*
Anthony M. LoConte(8)	564,000	9.0%
Carmelo Luppino, Jr.(9)	51,475	*
Rosario Luppino(10)	221,439	3.5%
Joel P. Paritz(11)	62,702	*
Christopher M. Shaari, MD(12)	101,627	1.6%
Anthony Siniscalchi(13)	93,400	1.5%
Mark Sokolich(14)	79,400	1.3%
Diane M. Spinner(15)	79,000	1.3%
Leo J. Faresich(16)	49,000	*
Stephanie A. Caggiano(17)	17,535	*
All directors and executive officers as a group (20 persons)	2,253,155	33.8%

*                      Less than one percent (1.00%)

+                      Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock.  All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++               Shares beneficially owned include options to purchase shares which are currently exercisable or which will be exercisable within 60 days of March 24, 2016.  Percentage calculations are based on 6,240,241 shares outstanding and presume that the identified individual or group exercise all of his, her or their respective warrants and options and that no other holders of warrants or options exercise their warrants or options.

(1)              Includes options to purchase 30,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(2)              Includes options to purchase 30,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(3)              Includes options to purchase 30,000 shares, and a 5,000 share stock award, 2,000 of which remain subject to forfeiture, and 1,214 owned by Mr. Buzzetti’s child, 17,505.25 held in a trust for which Mr. Buzzetti serves as trustee and 45,662 shares held by a limited liability company, with respect to which Mr. Buzzetti has voting and investment power.

(4)              Includes options to purchase 10,000 shares and a 5,000 share stock award, 3,000 of which remain subject to forfeiture.

(5)              Includes 71,684 shares owned by Mr. Crevani’s wife, options to purchase 30,000 shares, and a 2,000 share stock award.

(6)              Includes 2,188 shares owned jointly with Mr. Daily’s wife, options to purchase 30,000 shares, and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(7)              Includes options to purchase 34,800 shares.

(8)              Includes options to purchase 30,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(9)              Includes a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(10)       Includes 64,216 shares owned by Mr. Rosario Luppino’s wife, family trusts and a company he controls and 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(11)       Includes options to purchase 30,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(12)       Includes 43,027 shares owned by a partnership controlled by Dr. Shaari, and 28,600 owned by Dr. Shaari’s wife, options to purchase 30,000 shares, and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(13)       Includes options to purchase 30,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(14)       Includes options to purchase 30,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(15)       Includes options to purchase 26,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(16)       Includes options to purchase 37,000 shares and a 5,000 share stock award, 2,000 of which remain subject to forfeiture.

(17)       Includes options to purchase 17,000 shares.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following table sets forth the name and office of each current executive officer of the Company.  Select biographical information concerning these individuals appears below the table.  The executive officers are appointed to their respective offices annually.

Name	Position
Nancy E. Graves	President and Chief Executive Officer
Leo J. Faresich	Executive Vice President and Chief Lending Officer
Stephanie Caggiano	Senior Vice President and Chief Compliance Officer
Matthew Levinson	Senior Vice President and Chief Financial Officer
Nicole Bartuccelli	Senior Vice President and Chief Credit Officer

Additional information regarding Nancy E. Graves is set forth under the heading, “Election of Directors — 2016 Director Nominees.”

Leo J. Faresich, age 73, has served as Executive Vice President and Chief Lending Officer of the Bank since May 2006 and of the Company since November 2006.  Beginning in 1999, Mr. Faresich was employed by Greater Community Bancorp, Totowa, New Jersey, and served as its Executive Vice President and Chief Lending Officer from 2003 to September 2005, at which time he was engaged in connection with the organizational activities of the Bank.

Stephanie Caggiano, age 46, has been Senior Vice President and Chief Compliance Officer of the Company and the Bank since July 17, 2014.  Prior to that, Ms. Caggiano was Senior Vice President of Retail Lending of the Bank since its inception in May 2006.  Between 2003 and 2006, she was an officer at both North Jersey Community Bank (now ConnectOne Bancorp, Inc.) and BCB Bancorp, Inc. in the function of Retail Lending.  Ms. Caggiano was also employed by Bridge View Bancorp from August 1993 until it was acquired by Interchange Financial Services Corporation in May 2003 and served as Assistant Vice President of Retail Lending.  In her current role, Ms. Caggiano is responsible for leading the internal processes for promoting and ensuring the Company’s compliance with laws, regulations, and company policies.  Ms. Caggiano was named Corporate Secretary of the Company and the Bank on February 18, 2016.

Matthew Levinson, age 46, is currently the Senior Vice President and Chief Financial Officer of the Company and Bank and began his employment with the Company and the Bank in April 2015.    Prior to joining the Bank he was Senior Vice President and Chief Financial Officer of E D & F Man Capital Markets Inc., a global financial brokerage business, from November 2012 through April 2015.  From October 2009 through November 2012, Mr. Levinson was Director of Financial Operations and Chief Financial Officer of ABN AMRO Securities (USA) LLC.   In his current role, Mr. Levinson serves as the principal financial and principal accounting officer of the Company.

Nicole Bartuccelli, age 37, has been Senior Vice President and Chief Credit Officer of the Company and the Bank since March 30, 2015.  Prior to that, Ms. Bartuccelli was Senior Vice President and Chief Credit Officer of Greater Hudson Bank.  Between 2005 and 2012, Ms. Bartuccelli was a Senior Managing Director at Sterling National Bank (formerly Provident Bank) in progressive roles where she focused on commercial lending, commercial credit and commercial portfolio management.  In her current role, Ms. Bartuccelli is responsible for oversight and direct development of credit policies, credit administration and portfolio management to ensure compliance with relevant regulatory, financial, and risk criteria.

Executive Compensation

Our principal executive officer during 2015 was Michael Lesler.  Mr. Lesler resigned his positions as director, chief executive officer and president effective March 18, 2016.  Other than Mr. Lesler, our two most highly compensated executive officers serving at year-end were Leo J. Faresich and Stephanie A. Caggiano.  Additionally, Diane M. Spinner, who resigned her position as an executive officer on December 16, 2015, but remains on our board of directors, would have been one of our two most highly compensated executive officers at year-end, had she not resigned.  Mr. Lesler, Mr. Faresich, Ms. Caggiano and Ms. Spinner are sometimes referred to as our “named executive officers.”  The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	All Other Compensation ($)**	Total ($)
Michael Lesler, President & CEO	2015	375,000	86,100	—	34,223	495,323
	2014	350,000	60,000	15,015	19,151	444,166
Leo J. Faresich, Executive VP & CLO	2015	265,000	61,250	—	28,942	355,192
	2014	250,000	55,800	—	17,671	323,471
Diane M. Spinner, Executive VP & CAO	2015	184,000	24,400	—	14,160	222,560
	2014	132,000	47,046	5,954	15,826	200,826
Stephanie A. Caggiano, Senior VP & CCO	2015	151,000	28,000	—	22,152	201,152

*                 This column sets forth the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of all stock awards granted during the fiscal year ended December 31, 2015 or 2014, as applicable.  The aggregate grant date fair value of these awards was determined to equal the per share closing price of our common stock on the date of grant.

**          Includes payments made to the named executive officers for automobile allowances, reimbursements for unused vacation, discretionary contributions to our 401(k) plan, and one share of Series A Preferred Stock of BONJ REIT, Inc. issued in connection with the establishment of our real estate investment trust.

We have provided each of our named executive officers a competitive salary, change in control benefits, opportunity for equity awards, an automobile allowance and a benefits package typical of an organization like ours, which we offer to our employees generally, such as medical insurance, group term life insurance and a 401(k) plan.  Bonus amounts represent purely discretionary compensation which is approved annually by our compensation committee.

Equity awards are intended to align the personal financial interests of our named executive officers with those of the Company, and to provide our named executive officers with a long term interest in our overall performance, as reflected by the performance of our common stock.  In 2006, option awards were made primarily to attract talented management to, and to remain with, the Company.  Accordingly, awards were made shortly after our 2006 Stock Option Plan was approved by our shareholders in October 2006.  Each named executive officer received an option award to purchase 22,000 shares of our common stock, except Stephanie A. Caggiano who received 11,000, at an exercise price of $9.09 per share, as adjusted.  The referenced option awards were immediately exercisable with respect to fifty percent of the shares underlying the options and became exercisable with respect to the remaining fifty percent of the shares underlying the options on the first anniversary of the grant date, or November 1, 2007.

During November 2007, each named executive officer received an option award to purchase 15,000 shares of common stock, except Stephanie A. Caggiano who received 6,000, at an exercise price of $11.50 per share, as adjusted.  These options vested over a 5 year period.

In March 2013, the board, upon the recommendation of the compensation committee, approved awards of restricted stock under the 2011 Equity Incentive Plan for each of the named executive officers, except Stephanie Caggiano.  Each of the awards was for 5,000 shares, subject to forfeiture and vesting in equal annual installments over a 5-year period.  Each of the recipients is entitled to vote the shares and receive any dividends or distributions with respect to the shares during the vesting period.

In February 2014, the board, upon the recommendation of the compensation committee, approved awards of restricted stock under the 2011 Equity Incentive Plan for Mr. Lesler, Ms. Spinner, and Ms. Caggiano.  Mr. Lesler’s award was for 1,155 shares, Ms. Spinner’s award was for 458 shares, and Ms. Caggiano’s award was for 535 shares each of which were vested upon grant.

Outstanding Equity Awards at December 31, 2015

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested* (#)	Market value of shares of units of stock that have not vested ($)
Michael Lesler	15,000	—	11.50	12/1/2017
	19,800	—	9.09	11/1/2016
					3,000	$33,390
Leo J. Faresich	15,000	—	11.50	12/1/2017
	22,000	—	9.09	11/1/2016
					3,000	$33,390
Diane M. Spinner	15,000	—	11.50	12/1/2017
	11,000	—	9.09	11/1/2016
					3,000	$33,390
Stephanie Caggiano	6,000	—	11.50	12/1/2017
	11,000	—	9.09	11/1/2016

*                 1,000 of the shares subject to each award became nonforfeitable on March 5, 2016 and the remaining unvested stock will become nonforfeitable annually through March 5, 2018.  Any shares that remain subject to forfeiture at the time of a change in control will become vested immediately prior to the change in control, provided in each case, that the recipient has remained in continuous service to the Company through the applicable vesting date.  Market value is based on closing price of $11.13 per share of our common stock on December 31, 2015.

Spinner Separation Agreement

In December 2015, we entered into an agreement and general release with Ms. Spinner, pursuant to which Ms. Spinner’s employment and service as an executive officer ceased.  Ms. Spinner continues to serve on our boards of directors.  Under the agreement, we will pay Ms. Spinner $184,000.00 in bi-weekly payments through December 2016, and will contribute to the costs of her medical and dental continuation coverage at the same rate as we contribute to the medical and dental coverage of active employees until the earlier of September 13, 2016 or the date on which Ms. Spinner’s continuation coverage expires.  In consideration of the payments under the agreement, Ms. Spinner provided the Company, the Bank and related persons with a general release of claims, subject to certain exceptions relating to health, welfare, and retirement benefit plans, equity incentive awards, workers’ compensation, unemployment compensation, the agreement and claims which by law cannot be waived.  The agreement includes a customary confidentiality provision.

Lesler Agreements

In June 2014, we entered into an employment agreement with our former chief executive officer and president, Michael Lesler.  While that agreement was effective, Mr. Lesler’s compensation, in large part, was determined by its terms.  In July 2015, Mr. Lesler, the Company and the Bank, mutually agreed to terminate his 2014 employment agreement.  Following that termination, Mr. Lesler remained in his position as chief executive officer and president at his then-current base salary of $375,000.00.  The termination agreement also provided that Mr. Lesler was eligible to receive discretionary bonus payments, to participate in the health, welfare and equity compensation plans maintained by the Company and the Bank, and to be reimbursed for customary business expenses.  The termination agreement also contained customary confidentiality provisions.  Mr. Lesler resigned his position as director, chief executive officer and president of the Company and the Bank, effective March 18, 2016.

Change In Control Agreements

We entered into change in control agreements with each of our named executive officers and each such agreement is on substantially similar terms, subject to the exception noted below.  Under the terms of the agreements, a named executive officer may receive a change in control payment in the event that he or she terminates his or her employment within 90 days following a change in control.  As used in the agreement, a “change in control” means:

•                                          Any person acquiring securities representing more than 50% of the voting power of the securities of the Company or the Bank;

•                                          Any sale of all or substantially all of the assets of the Company or the Bank to a third party;

•                                          Any reorganization, merger, consolidation or similar transaction, unless the shareholders immediately prior to any such transaction hold securities representing a majority of the voting power of the entity surviving the transaction and the directors immediately prior to the transaction represent a majority of the directors of the entity surviving the transaction; and

•                                          Any other event designated a “change in control” by our board of directors.

The change in control agreements with Mr. Lesler and Ms. Spinner terminated upon their respective terminations of employment.

The change in control payment which Leo J. Faresich would be entitled to receive under his agreement would be a lump sum of 2.9 times the highest annual base salary he received in the year of termination and the two years immediately preceding.  Assuming the triggering events for the change in control payments occurred on December 31, 2015, the estimated change in control payments which Mr. Faresich would be entitled to receive would be $768,500.

The change in control payment which Stephanie A. Caggiano would be entitled to receive under her agreement would be a lump sum of 2 times the highest annual base salary she received in the year of termination and the two years immediately preceding.  Assuming the triggering events for the change in control payments occurred on December 31, 2015, the estimated change in control payments which Ms. Caggiano would be entitled to receive would be $302,000.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors for our fiscal year ended December 31, 2015.

2015 Director Compensation

Name*	Fees earned or paid in Cash ($)	Total ($)
Michael Bello	20,000	20,000
Jay Blau	23,300	23,300
Albert L. Buzzetti	24,600	24,600
Gerald A. Calabrese, Jr.	26,600	26,600
Stephen Crevani	18,600	18,600
John K. Daily	28,600	28,600
Anthony M. LoConte	18,800	18,800
Carmelo Luppino, Jr.	20,100	20,100
Rosario Luppino	21,100	21,100
Joel P. Paritz	29,100	29,100
Christopher M. Shaari, MD	17,300	17,300
Anthony Siniscalchi	21,600	21,600
Mark Sokolich	20,300	20,300

At December 31, 2015, each non-employee director other than Mr. Calabrese, Mr. Carmelo Luppino, Jr., and Mr. Rosario Luppino had 30,000 options outstanding, 20,000 of which were granted in October, 2007, are fully vested and expire on 10/1/2017, and 10,000 of which were granted in December, 2007, vest over 5 years and expire on 12/1/2017.  At December 31, 2015, Mr. Calabrese had 10,000 options outstanding, all of which were granted in December, 2007, vested over 5 years, and expire on 12/1/2017.  At December 31, 2014, Mr. Rosario Luppino had no options outstanding as he exercised all available options during 2014.  All options granted to directors have an exercise price of $11.50 per option.  At December 31, 2015, each non-employee director held 3,000 shares of our common stock in respect of unvested stock awards.

During 2015, non-employee directors received a $5,000.00 retainer, plus $800.00 per each attendance at board meetings and $500.00 for each attendance at committee meetings.  On March 5, 2013, the board, upon the recommendation of its compensation committee, approved awards of restricted stock under the 2011 Equity Incentive Plan, the “Plan,” for each of the non-employee directors of the Company.  Twenty percent of the shares subject to the awards became nonforfeitable on March 5, 2014 and will become nonforfeitable annually through March 5, 2018, and any shares that remain subject to forfeiture at the time of a change in control will become vested immediately prior to the change of control, provided, in each case, that the recipient has remained in continuous service to the Company through the applicable vesting date.  Each of the recipients shall be entitled to vote the shares and receive any dividends or distributions with respect to the shares during the vesting period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  All such loans require the prior approval of our board of directors.  None of such loans are, as of the date of this proxy statement, or were at December 31, 2015, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

In April 2011, the Bank entered into a lease agreement with a limited liability company managed and wholly owned by our director, Gerald A. Calabrese, Jr.  The lease is for the Bank branch located at 354 Palisade Avenue, Cliffside Park, New Jersey, and term commenced January 2012.  The lease is for an initial term of five years at a base rent of $13,333 per month, or $799,980 in the aggregate, plus real estate taxes and common area maintenance.  The total base rent paid by the Bank to this entity in each of 2014 and 2015 was approximately $160,000.

In July 2012 and January 2014, the Bank entered into two lease agreements with EC Acquisition, LLC and EC Acquisition II, LLC both indirectly managed by our director, Anthony M. LoConte, Jr., and in which he and members of his immediately family indirectly hold all of the economic interest.  The lease is for our new Bank branch located at 750 East Palisade Avenue, Englewood Cliffs, New Jersey, which we expect to open later this year.  The leases both have an initial term of five years at a combined base rent of $22,916 per month, or $1,375,000 in the aggregate, plus real estate taxes.  The total base rent paid by the Bank to these entities in each of 2014 and 2015 was approximately $275,000.

During 2014 and 2015, Albert Buzzetti & Associates, L.L.C., a law firm of which our director, Albert L. Buzzetti, is an owner and managing partner, and a law firm of which our director, Mark Sokolich was an owner and managing partner, and Mark Sokolich, Esq., acted as the Bank’s counsel on several loan closings.  The cost of such work was reimbursed by the respective loan customers.  Amounts paid to Mr. Buzzetti totaled approximately $218,000 and $89,000 for 2014 and 2015, respectively, and amounts paid to Mr. Sokolich totaled approximately $235,000 and $169,950 for 2014 and 2015, respectively.  Additionally, these parties have acted as legal counsel to the Bank on several other matters. The total amount paid to these parties for legal fees for matters other than loan closings was approximately $10,900 and $5,211, respectively, in 2015, and approximately $6,000 and $8,000, respectively, in 2014.  Albert Buzzetti & Associates, L.L.C. and Mark Sokolich, Esq. are continuing to provide similar services in 2016.

Except as described above, there were no transactions since January 1, 2014, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers.  Our code of conduct and ethics is available under the heading, “Corporate Governance,” at our Internet website, www.bonj.net.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2015, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of the end of the fiscal year ended December 31, 2015, with respect to compensation plans under which the Company is authorized to issue shares of common stock.

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column
Equity Compensation Plans approved by security holders
2006 Stock Option Plan	159,700	$10.22	30,084

2007 Non-Qualified Stock Option Plan for Directors	331,334	$11.50	43,334

2011 Equity Incentive Plan	—	—	166,282
Total	491,034	$11.11	239,700

The 2006 Stock Option Plan and the 2007 Non-Qualified Stock Option Plan for Directors were approved by the shareholders of the Bank and assumed by the Company in connection with the holding company reorganization, which also was approved by the shareholders of the Bank, in July 2007.

The 2011 Equity Incentive Plan was approved by shareholders.  During the year ended December 31, 2013, 90,000 shares of restricted stock were awarded to the executive officers and directors of the Company subject to forfeiture during a five year vesting term and 10,000 shares of these shares were forfeited back to the Company.  To the extent that any additional shares subject to restricted stock awards are forfeited back to the Company in the future, such shares would again become available for future issuance under the 2011 Equity Incentive Plan.

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2016 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, by March 20, 2017, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC.  In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2017 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, the Company must receive the proposal by December 15, 2016.

A shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a member of the board of directors: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of members of the board of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (2) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (3) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of the board of directors if so elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; (2) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2015 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 24, 2016, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available on our website at www.bonj.net.  Requests should be directed to the attention of the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2015 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders.  On written or oral request to the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, (201) 944-8600, we will deliver promptly a separate copy of this proxy statement and the accompanying 2015 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

STEPHANIE A. CAGGIANO
Secretary

ANNUAL MEETING OF SHAREHOLDERS OF BANCORP OF NEW JERSEY, May 19, 2016 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. 20533000000000001000 3 051916 independent registered public accounting firm for the fiscal year ending O Carmelo Luppino, Jr. FOR ALL NOMINEES of New Jersey, Inc. on or before the taking of the vote at the annual meeting, a written notice of changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of five directors of Bancorp of New Jersey, Inc., each to hold office until the 2019 annual meeting of shareholders and until his successor is elected and qualifies. NOMINEES: FOR ALL NOMINEESO John K. Daily O Nancy E. Graves WITHHOLD AUTHORITYO Anthony M. LoConte O Rosario Luppino FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation of our named executive officers. 3. Ratification of the appointment of BDO USA, LLP as the company's December 31, 2016. This proxy may be revoked at any time before it is voted by delivering to the secretary of Bancorp revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Bancorp of New Jersey, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of terminated and of no further force and effect. The undersigned acknowledges receipt from Bancorp of New Jersey, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on May 19, 2016, the Proxy Statement dated on or about April 14, 2016, and Bancorp of New Jersey, Inc.'s 2015 Annual Report. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies of for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. Please mark here if you plan to attend the annual meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Annual Report and Proxy Card are available at www.bonj.net COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 BANCORP OF NEW JERSEY, INC. REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016 Solicited on behalf of the Board of Directors The undersigned hereby appoints Stephanie A. Caggiano and Matthew J. Levinson, and each of them, with full power of substitution, to vote, as designated below, all the shares of Bancorp of New Jersey, Inc. common stock held of record by the undersigned at the close of business on March 24, 2016, at the annual meeting of shareholders, to be held May 19, 2016, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any and all earlier dated proxies with respect to such annual meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of each of board's director nominees, FOR the proposal to approve, on an advisory basis, the compensation of the company’s named executive officers and FOR ratification of the appointment of BDO USA, LLP. The board of directors recommends a vote FOR each of its director nominees, a vote FOR the proposal to approve, on an advisory basis, the compensation of the company’s named executive officers, and FOR the ratification of the appointment of BDO USA, LLP. (Continued and to be signed on the reverse side) 14475 1.1